Exhibit 4.3

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of April 28, 2017, is entered into among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as First Lien Agent (as defined below), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Agent (as defined below), CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC (formerly known as CH2M HILL ENERGY, LTD.), a Delaware limited liability company (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), the Subsidiaries of any Borrower party hereto from time to time (the “Subsidiary Guarantors”) and each additional Senior Agent and Second Priority Agent that from time to time becomes a party hereto pursuant to the terms hereof.

A.                                    The Borrowers, the Subsidiary Guarantors, the lenders party thereto from time to time and Wells Fargo, as First Lien Agent, are party to the Second Amended and Restated  Credit Agreement dated as of March 28, 2014 (as amended to date and as further amended, supplemented, restated, extended, refinanced, renewed, replaced, defeased, refunded or otherwise modified from time to time in accordance with the terms hereof and thereof, the “First Lien Credit Agreement”).

B.                                    Parent, as issuer, the other Grantors (as defined below), as guarantors, and Wilmington Trust, National Association, as trustee thereunder and as collateral agent are party to the Indenture dated as of the date hereof (including the notes issued under the Indenture, as amended, supplemented, restated, extended, refinanced, renewed, replaced, defeased, refunded or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Second Lien Agreement”).

C.                                    As an inducement to and as one of the conditions precedent to the agreement of the First Lien Agent and other applicable Senior Secured Parties (as defined below) to consent to the transactions contemplated by the Second Lien Agreement, the First Lien Agent and such other applicable Senior Secured Parties have required the execution and delivery of this Agreement by the Second Lien Agent and the Grantors in order to set forth the relative rights and priorities with respect to the Common Collateral (as defined below).

D.                                    Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                          Definitions.

1.1.                            Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Indebtedness” shall mean Indebtedness or Obligations of one or more of the Grantors (other than Second Lien Claims contemplated by clause (i) of the definition of “Second Lien Claims”) that is to be secured by the Second Priority Collateral (or any portion thereof) on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Documents) or second (or other junior) priority basis with the other Second Priority Claims and which is so designated by the Parent at the time of incurrence thereof as Additional Second Lien Indebtedness hereunder; provided, however, that (i) as of the date of incurring such

Indebtedness or Obligations, it is permitted to be incurred, secured and guaranteed on such basis by the then existing Senior Documents and Second Priority Documents and (ii) any agent or trustee for the holders of such Indebtedness or Obligations shall have become party to this Agreement as a Second Priority Agent or, in the absence of such agent or trustee, such holders shall have become party to this Agreement, in each case pursuant to, and by satisfying the conditions set forth in, Section 8.3(c) hereof.

“Additional Senior Indebtedness” shall mean Indebtedness or Obligations of one or more of the Grantors (other than Senior Claims contemplated by clause (i) or clause (iii) of the definition of “Senior Claims”) that is to be secured by the Senior Collateral (or any portion thereof) on a pari passu basis (but without regard to control of remedies) with the other Senior Claims and which is so designated by the Parent at the time of incurrence thereof as Additional Senior Indebtedness hereunder; provided, however, that (i) as of the date of incurring such Indebtedness or Obligations, it is permitted to be incurred, secured and guaranteed on such basis by each then existing Senior Documents and (ii) any agent or trustee for the holders of such Indebtedness or Obligations shall have become party to this Agreement as a Senior Agent or, in the absence of such agent or trustee, such holders shall have become party to this Agreement, in each case pursuant to, and by satisfying the conditions set forth in, Section 8.3(c) hereof.

“Agreement” shall mean this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Prepayment Premium” shall have the meaning set forth in the Second Lien Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), and the rules and regulations promulgated thereunder, in each case as amended.

“Bankruptcy Laws” means, collectively, (a) the Bankruptcy Code and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrowers” shall have the meaning assigned to such term in the preamble.

“Common Collateral” shall mean, collectively, any assets that are (or that are required to be)  included in the Senior Collateral and the Second Priority Collateral.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Claims” shall mean, except to the extent otherwise provided in Section 5.6 below, (i) payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Senior Claims (subject to clause (iii) below), (ii) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Claims, and (iii) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable counterparty), or the making of other arrangements satisfactory to the applicable counterparty, of all letters of credit issued under the applicable Senior Documents constituting Senior Claims and all Senior Bank Product Obligations; provided that the Discharge of Senior Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Claims that constitute a Refinancing of such Obligations or Senior Claims. In the event the Senior Claims are modified and the Obligations in respect of all outstanding Senior Claims are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Excess Senior Claims” shall mean, at any time, the sum of (i) the principal amount of all Indebtedness outstanding under the First Lien Credit Agreement at such time, plus (ii) the principal amount of all Additional Senior Indebtedness outstanding at such time (in each case, for the avoidance of doubt, (x) including the face amount of any outstanding letters of credit thereunder and (y) excluding the amount of Excluded Senior Claims) that is in excess of the Senior Cap Amount, and any interest, letter of credit fees, unused fees (with respect to aggregate commitments in excess of the Senior Cap Amount), prepayment premiums and reimbursement obligations with respect to such excess amount.

“Excluded Senior Claims” shall have the meaning set forth in the definition of Senior Claims.

“First Lien Agent” shall mean Wells Fargo, in its capacity as administrative agent for the Senior Secured Parties under the First Lien Credit Agreement, the First Lien Collateral Agreement and the other First Lien Documents entered into pursuant to the First Lien Credit Agreement or the other First Lien Documents, together with its successors and permitted assigns under the First Lien Credit Agreement exercising substantially the same rights and powers.

“First Lien Collateral Agreement” shall mean the Security Agreement dated as of September 30, 2016, executed by the Grantors in favor of the First Lien Agent, as amended, restated, modified or replaced from time to time.

“First Lien Collateral Documents” shall mean the First Lien Collateral Agreement, the other Security Documents (as defined in the First Lien Credit Agreement) and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Senior Claims under the First Lien Credit Agreement or any other First Lien Documents or under which rights or remedies with respect to any such Lien are governed.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals.

“First Lien Documents” shall mean (a) the First Lien Credit Agreement and the First Lien Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any First Lien Document described in clause (a) above evidencing or governing any Obligations thereunder, as amended, restated, modified or replaced from time to time.

“Grantors” shall mean the Borrowers, the Subsidiary Guarantors and any Borrower’s other Subsidiaries that has executed and delivered a Second Priority Collateral Document or a Senior Collateral Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement and the Second Lien Agreement.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (a) and (b) undertaken under Federal, state or foreign Law, including the Bankruptcy Code.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, concessions, grants, franchises, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

“Lien” shall mean, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property); provided that, a “Lien” shall not include the assignment of cash or other property or assets to a trustee for a pension scheme or benefit plan.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, (i) the Obligations of any Grantor under any Senior Document include the Senior Bank Product Obligations and (ii) the Obligations of any Grantor under any Senior Document or Second Priority Document include the obligations to pay principal, reimbursement obligations under letters of credit, interest or the Applicable Prepayment Premium and all other premiums on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Secured Party or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor (including interest, the Applicable Prepayment Premium, other premiums and other fees and expenses accrued on or accruing after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing interest is allowed or allowable in such proceeding).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan of Reorganization” means plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding (or other plan of similar effect under any Bankruptcy Laws).

“Pledged Collateral” shall mean the Common Collateral in the possession or control of any Senior Agent or Second Priority Agent (or its agents or bailees), to the extent that possession or control thereof (or of the account in which it is held) perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, trustees, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Agent” shall mean Wilmington Trust, National Association, solely in its capacity as Secured Notes Collateral Agent for the Second Priority Secured Parties as defined in and under the Second Lien Agreement, the Second Lien Collateral Agreement and the other Second Lien Documents entered into pursuant to the Second Lien Agreement or the other Second Lien Documents, together with its successors and permitted assigns under the Second Lien Agreement exercising substantially the same rights and powers.

“Second Lien Agreement” shall have the meaning set forth in the recitals.

“Second Lien Collateral Agreement” shall mean the Second Lien Security Agreement dated as of the date hereof, executed by the Grantors in favor of the Second Lien Agent, as amended, restated, modified or replaced from time to time.

“Second Lien Collateral Documents” shall mean the Second Lien Collateral Agreement, the other Second Lien Collateral Documents (as defined in the Second Lien Agreement) and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Lien Claims under the Second Lien Agreement or any other Second Lien Document or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Documents” shall mean (a) the Second Lien Agreement and the Second Lien Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Second Lien Document described in clause (a) above evidencing or governing any Obligations thereunder, as amended, restated, modified or replaced from time to time.

“Second Lien Notes Trustee” shall mean the Trustee under the Second Lien Agreement.

“Second Priority Agents” shall mean (a) the Second Lien Agent and (b) the administrative agent, collateral agent and/or trustee for any Additional Second Lien Indebtedness.

“Second Priority Claims” shall mean (i) the principal amount of all Indebtedness incurred under the Second Lien Agreement to the extent such principal amount is permitted to be incurred under the First Lien Credit Agreement, as in effect on the date hereof (or as amended, restated, supplemented, Refinanced or otherwise modified after the date hereof to the extent permitted by the terms hereof), together with the Applicable Prepayment Premium and all other premium thereon, interest, fees, attorney’s fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Second Lien Agreement or the Second Lien Documents or any of them, including all fees and expenses of the Second Lien Agent and the Second Lien Notes Trustee thereunder, and (ii) the principal amount of all Additional Second Lien Indebtedness plus the Applicable Prepayment Premium and all other premium, interest, fees, attorney’s fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Second Priority Documents, including all fees and expenses of the collateral agent for any Additional Second Lien Indebtedness, plus, in the case of each of the foregoing clauses (i) and (ii), all interest, the Applicable Prepayment Premium and other fees and expenses accrued or accruing (or that would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant Second Priority Documents whether or not the claim for such interest, the Applicable Prepayment Premium and other fees and expenses are allowed or allowable as a claim in such Insolvency Proceeding.

“Second Priority Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) under any Second Priority Collateral Document or otherwise as security for any Second Priority Claim.

“Second Priority Collateral Documents” shall mean the Second Lien Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Second Priority Documents” shall mean the Second Lien Documents and any other document or instrument evidencing or governing any Additional Second Lien Indebtedness.

“Second Priority Lien” shall mean any Lien on Second Priority Collateral.

“Second Priority Secured Parties” shall mean all Persons holding any Second Priority Claims, including any Second Priority Agent and the Second Lien Notes Trustee.

“Senior Agents” shall mean (a) the First Lien Agent and (b) the administrative agent, collateral agent and/or trustee for any Additional Senior Indebtedness.

“Senior Bank Product Obligations” shall mean Obligations in respect of “Bank Products” as such term is defined in the First Lien Credit Agreement and any similar obligations under any Additional Senior Indebtedness, and including all Senior Hedging Obligations.

“Senior Cap Amount” has the meaning assigned to such term in the definition of Senior Claims.

“Senior Claims” shall mean (i) the principal amount of all Indebtedness incurred under the First Lien Credit Agreement, together with any premium, interest, fees, attorney’s fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the First Lien Credit Agreement or the First Lien Documents or any of them, including all fees and expenses of the First Lien Agent thereunder, (ii) the principal amount of all Additional Senior Indebtedness plus any premium, interest, fees, attorney’s fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Senior Documents, including all fees and expenses of the collateral agent for any Additional Senior Indebtedness, and (iii) Senior Bank Product Obligations (calculated, in the case of Senior Hedging Obligations at any given date, as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all related hedging agreements were terminated as of such date), plus, in the case of each of the foregoing clauses (i), (ii) and (iii), all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant Senior Document whether or not the claim for such interest or expense is allowed or allowable as a claim in such Insolvency Proceeding; provided, that to the extent that the sum of the aggregate principal amount of Indebtedness of the Borrowers described above in clauses (i) and (ii) then outstanding (in each case, including the face amount of any outstanding letters of credit thereunder) is in excess of (A) $1,000,000,000; minus (B) any principal prepayment of term loans that are included as Senior Claims and any permanent reductions of the revolving commitments under the First Lien Credit Agreement and any other Senior Document governing Additional Senior Indebtedness (specifically excluding, however, (1) any such prepayments and commitment reductions occurring in connection with a Refinancing of any Senior Claims and (2) any commitment reduction or termination occurring at the election of a Senior Agent as a result of an “Event of Default” under any Senior Documents) (the “Senior Cap Amount”), then only that portion of such Indebtedness equal to the Senior Cap Amount shall be included as, and shall constitute, Senior Claims for purposes of this Agreement and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Senior Claims to the extent related to Indebtedness and letters of credit included in the Senior Claims.  For the avoidance of doubt, (x) interest, paid in kind amounts and premiums on any Obligations constituting Senior Claims, (y) fees, expenses and other amounts subject to reimbursement under the Senior Documents, and (z) Senior Bank Product Obligations and Senior Hedging Obligations (the foregoing clauses (x), (y) and (z), collectively, the “Excluded Senior Claims”) shall not be included in calculating nor shall be subject to the Senior Cap Amount.

“Senior Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) under any Senior Collateral Document or otherwise is security for any Senior Claim.

“Senior Collateral Documents” shall mean the First Lien Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Senior Documents” shall mean the First Lien Documents and any other document or instrument evidencing or governing any Additional Senior Indebtedness.

“Senior Hedging Obligations” shall mean Obligations in respect of “Hedging Agreements” as such term is defined in the First Lien Credit Agreement and any similar obligations under any Additional Senior Indebtedness.

“Senior Secured Parties” shall mean all Persons holding any Senior Claims, including any Senior Agent.

“Standstill Period” shall have the meaning assigned to such term in Section 3.1(f).

“Subsidiary” shall have the meaning assigned to such term in the First Lien Credit Agreement, as in effect on the date hereof.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the preamble.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (if any), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness (for the avoidance of doubt, the effects of any prepayments made on any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended prior to the date of the applicable extension shall be disregarded).

“Wells Fargo” shall have the meaning assigned to such term in the preamble.

1.2.                            Rules of Construction.

(a)                                 Unless the context otherwise clearly requires, the meaning of a defined term is applicable equally to the singular and plural forms thereof.  The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “documents” includes instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The words “include” and “including” are not limiting and the word “or” is not exclusive.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  Unless the context otherwise clearly requires, the words “property,” “properties,” “asset” and “assets” refer to both personal property (whether tangible or intangible, including cash, securities, accounts and contract rights) and real property.  Any reference to a Person will be construed to include such Person’s successors and assigns.  Unless the context otherwise requires, terms that are used but not defined herein but are defined in Article 8 or Article 9 of the UCC will have the meaning so given to them in Article 8 or Article 9 of the UCC.  Unless the context otherwise clearly requires, (A) Article, Section, subsection, clause, Schedule and Exhibit references are to this Agreement; (B) references to documents (including this Agreement) will be deemed to include all subsequent amendments, renewals, extensions, replacements, restatements and other modifications thereto, but only to the extent such amendments, renewals, extensions, replacements, restatements and other modifications are not prohibited by the terms of any Senior Document or Second Priority Document; and (C) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(b)                                 The captions and headings of this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

(c)                                  This Agreement is the result of negotiations among, and has been reviewed by counsel to, the parties hereto and is the product of all parties. Accordingly, it will not be construed against any party merely because of the involvement of such party in its preparation.

Section 2.                                          Lien Priorities.

2.1.                            Subordination of Liens.

(a) Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Second Priority Agent or any other Second Priority Secured Party on the Common Collateral or of any Liens granted to any Senior Agent or any other Senior Secured Party on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Second Priority Documents or the Senior Documents, (iii) whether any Senior Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the failure or alleged failure to perfect any such Liens, (v) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Claims now or hereafter held by or on behalf of any Senior Agent or any Senior Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of the Second Lien Agent or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Claims. All Liens on the Common Collateral securing any Senior Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Claims are subordinated to any Lien securing any other obligation of any Borrower, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)  Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Second Priority Agent or any other Second Priority Secured Party on the Common Collateral or of any Liens granted to any Senior Agent or any other Senior Secured Party on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Second Priority Documents or the Senior Documents, (iii) whether any Second Priority Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, or (iv) the failure or alleged failure to perfect any such Liens, (v) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, Senior Agent, on behalf of itself and each applicable Senior Secured Party, hereby agrees that: (x) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of any Second Priority Agent or any Second Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Excess Senior Claims and (y) any Lien on the Common Collateral securing any Excess Senior Claims now or hereafter held by or on behalf of the Senior Agent or any Senior Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Second Priority Claims.

2.2.                            Prohibition on Contesting Liens.  Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each Senior Agent, for itself and on behalf of each applicable Senior Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of (a) a Lien securing any Senior Claims held (or purported to be held) by or on behalf of any Senior Agent or any of the Senior Secured Parties or any agent or trustee therefor in any Senior Collateral, (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be and (c) the provisions of this Agreement; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Agent, any Senior Secured Party, any Second Priority Agent or any Second Priority Secured Party to enforce this Agreement (including (x) the priority of the Liens securing the Senior Claims as provided in Section 2.1(a) and (y) the Senior Cap Amount) or any of the Senior Documents or any Second Priority Documents.

2.3.                            No New Liens.  So long as the Discharge of Senior Claims has not occurred, (i) each Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency Proceeding has been commenced by or against any Borrower or any other Grantor, that it shall not acquire or hold any Lien on any assets of any Borrower or any other Grantor securing any Second Priority Claims that are not also subject to a Lien in respect of the Senior Claims under the Senior Documents and (ii) each Senior Agent agrees, for itself and on behalf of each applicable Senior Secured Party, whether or not any Insolvency Proceeding has been commenced by or against any Borrower or any other Grantor, that it shall not acquire or hold any Lien on any assets of any Borrower or any other Grantor securing any Senior Claims that are not also subject to a Lien in respect of the Second

Priority Claims under the Second Priority Documents, in each case with such Lien to be subject to the provisions of this Agreement.  If a Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to a Lien in respect of the Senior Claims under the Senior Documents, without limiting any other right or remedy available to any Senior Agent or any other Senior Secured Party, then the applicable Grantors shall be deemed to have granted a Lien on such asset to secure the Senior Claims, and such Second Priority Agent (on its behalf or on behalf of such Second Priority Secured Party) shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Senior Agents as security for the Senior Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the Senior Agents in writing of the existence of such Lien and in any event take such actions as may be requested by the Senior Agents to ensure that such Liens are also granted to the Senior Agents (and/or their designees) as security for the applicable Senior Claims.  If a Senior Agent or any Senior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to a Lien in respect of the Second Priority Claims under the Second Priority Documents, without limiting any other right or remedy available to any Second Priority Agent or any other Second Priority Secured Party, then the applicable Grantors shall be deemed to have granted a Lien on such asset to secure the Second Priority Claims, and such Senior Agent (on its behalf or on behalf of such Senior Secured Party) shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Second Priority Agents as security for the Second Priority Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the Second Priority Agents in writing of the existence of such Lien and in any event take such actions as may be requested by the Second Lien Agents to ensure that such Liens are also granted to the Second Lien Agents (and/or their designees) as security for the Second Priority Claims.  Any amounts received by or distributed on account of the Senior Claims or the Second Priority Claims as a result of any Lien granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4.                            Perfection of Liens.  (a) Neither the Senior Agents nor the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties and (b) neither the Second Priority Agents nor the Second Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Senior Agents and the Senior Secured Parties.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Secured Parties and shall not impose on the Senior Agents, the Second Priority Agents, the Second Priority Secured Parties or the Senior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5.                            Waiver of Marshaling.  Until the Discharge of the Senior Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.  None of the Senior Agents nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of any Borrower or any other Grantor to any Senior Agent or any Senior Secured Party under the Senior Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

2.6.                            Certain Cash Collateral.  Notwithstanding anything in this Agreement or any other Senior Documents or Second Priority Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Claims consisting of reimbursement obligations in respect of letters of credit or Senior Bank Product Obligations or otherwise held by a Senior Agent pursuant to the Senior Documents shall be applied as specified in such Senior Document and will not constitute Common Collateral unless and until such cash and cash equivalents are returned to the applicable Grantor in accordance with the Senior Documents; provided, that the principal amount of Senior Claims consisting of reimbursement obligations in respect of letters of credit so cash collateralized shall be subject to the Senior Cap Amount.

2.7.                            Nature of Senior Secured Party Claims.  Each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, acknowledges that, subject to the terms hereof, (a) a portion of the Senior Claims is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Documents and the Senior Claims may be amended, supplemented or otherwise modified, and the Senior Claims, or a portion thereof, may be Refinanced from time to time in accordance with the terms of this Agreement and (c) the aggregate amount of the Senior Claims may be increased in accordance with the terms of this Agreement, in each case, without notice to or consent by any Second Priority Agent or any Second Priority Secured Party and without affecting the provisions hereof.  The Lien priorities provided for in this Agreement shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Claims or the Second Priority Claims, or any portion thereof that is made in accordance with the terms of this Agreement.  As between the Borrowers and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the covenants of the Borrowers and the Grantors contained in any Second Priority Document with respect to the incurrence of additional Senior Claims.

2.8.                            Refinancings.  Subject to the limitations set forth herein, the Senior Claims and the Second Priority Claims may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Document or any Second Priority Document) of any Senior Agent, and Second Priority Agent, or any Senior Secured Party or Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof.  The Second Priority Agents hereby agree that at the request of the Senior Agents, in connection with refinancing or replacement of Senior Claims in accordance with Section 5.6, it will enter into a customary agreement with the agent for such replacing or refinancing Senior Claims containing terms and conditions substantially similar to the terms and conditions of this Agreement or otherwise terms and conditions that are customary, as certified to the Second Lien Agent by the Parent in accordance with the Second Lien Agreement.

Section 3.                                          Enforcement.

3.1.                            Exercise of Remedies.

(a)                                 So long as the Discharge of Senior Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Borrower or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (w) commence any Insolvency Proceeding against any Grantor, (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment or any right to credit bid) with respect to any Common Collateral, including any exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement (including by way of notification to account debtors, notification to depositary banks securities intermediaries or commodities intermediaries) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to (or support any other party contesting, protesting or objecting to) any foreclosure proceeding or action brought with respect to the Common Collateral by any Senior Agent or any Senior Secured Party in respect of the Senior Claims, including any exercise of any right by any Senior Agent or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) except as otherwise provided herein, the Senior Agents and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that, solely to the extent such action is not in contravention of the terms of this Agreement, (A) in any Insolvency Proceeding commenced by or against any Borrower or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims under the applicable Second Priority Documents; (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Claims, or the rights of the Senior Agents or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral;  (C) subject to Section 3.1(f), the Second Priority Agents and the other Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Common Collateral after the termination of the Standstill Period; (D) the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties or a Lien on Common Collateral securing any Second Priority Claims to the extent not in contravention of the terms of this Agreement; (E) the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors as provided in, and subject to, Section 5.4; (F) the Second Priority Secured Parties may (x) present a cash bid for Common Collateral or purchase Common Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale initiated by any Senior Secured Party, and (y) credit bid for Common Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of Senior Claims has occurred or will occur concurrently as a result of a cash bid for such Collateral in an amount sufficient to cause such Discharge of Senior Claims in addition to such credit bid); (G) subject to Section 6.10, the Second Priority Secured Parties shall be entitled to vote on any Plan of Reorganization to the extent not in contravention of the provisions hereof; and (H) any Second Priority Agent and any Second Lien Secured Party may enforce the terms of any subordination agreement with respect to any Indebtedness subordinated to its Second Priority Claim to the extent that any such action could not reasonably be expected to restrain, hinder, limit, delay or otherwise interfere with any exercise of remedies by any Senior Agent.

(b)                                 In exercising rights and remedies with respect to the Senior Collateral, the Senior Agents and the Senior Secured Parties may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)                                  So long as the Discharge of Senior Claims has not occurred, except as expressly provided in Section 3.1(f) (and subject to Section 4.2), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with any exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral.  Without limiting the generality of the foregoing, unless and until the Discharge of Senior Claims has occurred, except as expressly provided in the proviso immediately following clause (ii) of Section 3.1(a) and in Section 3.1(f), the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Claims has occurred.

(d)                                 Subject to the proviso immediately following clause (ii) of Section 3.1(a) above and Section 3.1(f) below, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Senior Agents or the Senior Secured Parties with respect to the Common Collateral, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any Senior Agent or the Senior Secured Parties seek to enforce or collect the Senior Claims or the Liens granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Agent or Senior Secured Parties is adverse to the interests of the Second Priority Secured Parties.

(e)                                  Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of the Senior Agents or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement.  Subject to Section 3.1(a) and Section 3.1(f), the Senior Agents shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

(f)                                   Each party hereto agrees that the Second Priority Agents may exercise any or all of such rights, powers, or remedies after a period of at least 150 days has elapsed since the later of: (i) the date on which an “Event of Default” under any Second Priority Documents has occurred and is continuing, and (ii) the date on which the Senior Agents have received notice thereof from such Second Priority Agents; provided, however, that (A) neither any Second Priority Agent nor any other Second Priority Secured Party shall exercise any rights, powers or remedies with respect to the Common Collateral if, notwithstanding the expiration of such 150-day period, any Senior Agent or any other Senior Secured Party shall have commenced, whether before or after the expiration of such 150-day period, and be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement of the pursuit thereof) any exercise of their rights, powers, or remedies with respect to all or any material portion of the Common Collateral (prompt written notice of such exercise to be given to the Second Priority Agents), and (B) such 150-day period shall be stayed and the end of such period shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (and the applicable Second Priority Agents shall rescind any rights or remedies already exercised with respect to any Common Collateral) to the extent, regardless of whether occurring before or after the expiration of such 150-day period, (1) any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding or (2) any Senior Agent is stayed (whether by operation of law or any court order or otherwise) from exercising remedies with respect to any Common Collateral (the period during which the Second Priority Agents and the Second Priority Secured Parties may not pursuant to this Section 3.1 exercise any rights, powers, or remedies with respect to the Common Collateral, the “Standstill Period”).

3.2.                            Cooperation.  Subject to the proviso immediately following clause (ii) of Section 3.1(a) and Section 3.1(f), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Claims has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.

3.3.                            Actions Upon Breach.  If any Second Priority Agent or Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, or attempts or threatens to take, any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Agent or other Second Priority Secured Party that relief against such Second Priority Agent or Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Secured Parties and any Senior Agent or other Senior Secured Party (in its or their own name or in the name of any Borrower or any other Grantor) may obtain relief against such any Second Priority Agent or Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief, it being understood and agreed by the Second Priority Agents on behalf of each applicable Second Priority Secured Party that (i) the Senior Secured Parties’ damages from the actions of the Second Priority Agents and any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable, (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages and (iii) each Second Priority Secured Party irrevocably waives any defense based on the adequacy of a remedy at Law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Agent or any other Senior Secured Party or any Borrower or any other Grantor.

Section 4.                                          Payments.

4.1.                            Application of Proceeds.  So long as the Discharge of Senior Claims has not occurred, whether or not any Insolvency Proceeding has been commenced, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral, in any such case, following the occurrence of an Event of Default and upon any exercise of remedies as a secured party (it being understood and agreed that the implementation of full cash dominion or the giving of any activation or similar notice under any agreement relating to any Grantor’s deposit or securities accounts at a time when the Senior Agents are not otherwise exercising secured creditor remedies against the Common Collateral shall not be deemed to be an exercise of remedies under this Section 4.1), shall be applied by the Senior Agents to the Senior Claims (together with the concurrent permanent reduction of the revolving loan commitment if any in respect of the principal amount of any such Senior Claims that are revolving loans that are repaid, in an amount equal to the aggregate amount of such principal payments) in such order as specified in the relevant Senior Documents (including any intercreditor agreements among the Senior Agents) until the Discharge of Senior Claims has occurred; provided that any non-cash Common Collateral or non-cash proceeds may be held by the applicable Senior Agent as Common Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Senior Claims, subject to Section 5.6 hereof, the Senior Agents shall deliver promptly to the Second Priority Agents any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements (which endorsements shall be without any recourse and without any representation or warranty), or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Priority Agents to the applicable Second Priority Claims in such order as specified in the Second Priority Documents (including any intercreditor agreements among the Second Priority Agents).

4.2.                            Payments Over.  So long as the Discharge of Senior Claims has not occurred, whether or not any Insolvency Proceeding has been commenced, any Common Collateral or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with any exercise of any right, power or remedy (including setoff or recoupment or credit bidding) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Agents (and/or their designees) for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Senior Agents are hereby authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party.  This authorization is coupled with an interest and is irrevocable.

Section 5.                                          Other Agreements.

5.1.                            Releases.

(a)                                 If, at any time any Grantor or any Senior Secured Party delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:

(i)                                     by the owner of such Common Collateral in a transaction permitted under the First Lien Credit Agreement, each other Senior Document (if any), the Second Lien Agreement and each other Second Priority Document (if any); or

(ii)                                  during the existence of any Event of Default under (and as defined in) any Senior Document (A) by the owner of such Common Collateral to the extent (1) the Senior Agents have consented to such sale, transfer or disposition, (2) such sale, transfer or disposition is conducted by such owner in good faith, (3) such sale, transfer or disposition is conducted in a commercially reasonable (as that term is used in Section 9-610(b) of the UCC) manner, and (4) each Second Priority Agent is provided at least ten (10) days’ prior written notice (or to the extent ten (10) days is not practical under the circumstances, such shorter notice as would be practical at such time) of such sale, transfer or disposition, or (B) by any Senior Agent in connection with any exercise of its rights or remedies under the applicable Senior Document;

then (whether or not any Insolvency Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Collateral will automatically be released immediately and without any further action, concurrently with and only to the extent of the termination and release of the Liens granted upon such Common Collateral to secure Senior Claims; provided that the Lien of the Second Priority

Agents shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after application to any Obligations constituting Senior Claims. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the obligations (including any guarantee) in favor of the Second Priority Secured Parties, if any, of such Grantor or Subsidiary will automatically be released immediately and without any further action, concurrently with and only to the extent the obligations (including any guarantee) of such Grantor or Subsidiary included in the Senior Claims is released and discharged.  Upon delivery to each Second Priority Agent of a notice from the Senior Agents stating that any release of Liens by the Senior Agents securing or supporting the Senior Claims described in this Section 5.1(a) has become effective (or shall become effective upon each Second Priority Agent’s release), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms at the expense of the Borrowers.

(b)                                 Unless and until the Discharge of Senior Claim has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints the Senior Agents and any officer or agent of the Senior Agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or Second Priority Secured Party or in each Senior Agent’s own name, from time to time in each Senior Agent’s reasonable discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c)                                  Unless and until the Discharge of Senior Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default under any Senior Document, of proceeds of Common Collateral to the repayment of Senior Claims pursuant to the Senior Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims in accordance with Section 5.4 and otherwise not in contravention of this Agreement.

(d)                                 Notwithstanding anything to the contrary in any Second Priority Document, in the event the terms of a Senior Document and a Second Priority Document each require any Grantor to (i) make any payments in respect of any item of Common Collateral, (ii) deliver or afford control over any item of Common Collateral to, or deposit any item of Common Collateral with, (iii) register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, as the entitlement holder, (v) hold any item of Common Collateral in trust for (to the extent such item of Common Collateral cannot be held in trust for multiple parties under applicable Law), (vi) obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, both any Senior Agent and any Second Priority Agent, such Grantor may, until the Discharge of Senior Claims has occurred, comply with such requirement under the Second Priority Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Agent in accordance with the requirements under the applicable Senior Documents, and any such action or compliance with respect to the foregoing shall be deemed to be in compliance with the Second Priority Documents and shall not  result in a default or event of default under the applicable Second Priority Documents or any Senior Document.

(e)                                  Until the Discharge of Senior Claims occurs, to the extent that any Senior Agent, or any Senior Secured Parties (i) has released any Lien on any Common Collateral and any such Liens are later reinstated or (ii) obtains any new Liens on any Common Collateral, then each Second Priority Agent, for itself and for the Second Priority Secured Parties, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement

5.2.                            Insurance.  Unless and until the Discharge of Senior Claims has occurred, the Senior Agents and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.  Unless and until the Discharge of Senior Claims has occurred, subject to the rights of the Grantors under the Senior Documents, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Claims, to the Senior Agents for the benefit of Senior Secured Parties pursuant to the terms of the applicable Senior Documents (including cash collateralization of any letters of credit), (b) second, after the occurrence of the Discharge of Senior Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such party shall pay such proceeds over to the Senior Agents in accordance with the terms of Section 4.2.

5.3.                            Matters Relating to the Loan Documents.

(a)                                 Subject to the restrictions in clause (b) of this Section 5.3, the Senior Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Documents may be Refinanced, in each case, without the consent of any Second Priority Secured Party; provided, however, that, without the consent of the Second Priority Agents, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene the provisions of this Agreement in any material respect.

(b)                                 Notwithstanding anything to the contrary in clause (a) of this Section 5.3, any amendment, restatement, Refinancing, waiver, supplement or modification of the Senior Documents shall not, without the consent of the Second Priority Agents directly (i) increase the “Applicable Rate” or similar component of the interest rate or yield provisions (including unused commitment fees) applicable to the Indebtedness outstanding under the First Lien Credit Agreement or any other Senior Documents in a manner that would result in the total yield thereon to exceed by more than 4.00% per annum the total yield on Indebtedness thereunder as in effect on the date hereof (excluding increases (A) resulting from application of any pricing grid, (B) resulting from the accrual of interest at the default rate, (C) resulting from an increase in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the Senior Documents, (D) resulting from any amendment, waiver or consent related fees payable in the event of an amendment, or (E) resulting from any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the applicable Senior Secured Parties), (ii) change the maturity date under the First Lien Documents to a date that is earlier than then maturity date in respect thereof as of the date hereof or shorten the Weighted Average Life to Maturity in respect of the First Lien Documents from the Weighted Average Life to Maturity in respect of the First Lien Credit Agreement as in effect on the date hereof (excluding for the avoidance of doubt, the acceleration or shortening of such maturity of any Senior Claims after the occurrence of event of default under the applicable Senior Documents), (iii)  restrict the rights of the Grantors, taken as a whole, to make payments in respect of the Second Priority Claims (except for any restriction resulting from any action permitted under another provision hereof) in a manner more restrictive to the Grantors than the restrictions under the Senior Documents in effect on the date hereof, or (iv) amend, modify, change or waive the provisions of Section 10.06(b)(v)(A) or (D) under the First Lien Credit Agreement as in effect on the date hereof;

provided, however, that,  (i) subject to the Senior Cap Amount and the provisions of Section 5.3(b) above, notwithstanding the provisions of this Section 5.3 or any provisions in the Second Priority Documents, the Senior Documents may be amended, restated, Refinanced, waived, supplemented or otherwise modified in accordance with their terms in order to effect the making or provision of any “Additional Revolving Credit Commitments” or “Incremental Term Loans” under (and as defined in) the First Lien Credit Agreement (as in effect as of the date hereof or as amended with the consent of the Second Priority Agents) or any similar accordion features under any other Senior Documents, in each case without notice to, or the consent of, any Second Priority Secured Party and (ii) notice of such amendment, waiver supplement, modification or consent shall be given to the Second Priority Agents no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(c)                                  Subject to the restrictions in clause (d) of this Section 5.3, the Second Priority Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the Second Priority Documents may be Refinanced, in each case, without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Agents, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene the provisions of this Agreement in any material respect.

(d)                                 Notwithstanding anything to the contrary in clause (c) of this Section 5.3, any amendment, restatement, Refinancing, waiver, supplement or modification of the Second Priority Documents shall not, without the consent of the Senior Agents:

(i)                                     directly increase the applicable rate of interest set forth on the face of the global notes representing the Senior Second Lien Note due 2020 issued under the Second Lien Agreement on the date hereof, or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the Second Priority Documents in a manner that would result in the total yield thereon to exceed by more than 4.00% per annum the total yield on Indebtedness thereunder as in effect on the date hereof (excluding increases (A) resulting from the accrual of interest at the default rate, (B) resulting from an increase in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the Second Priority Documents, (C) resulting from any amendment, waiver or consent related fees payable in the event of an amendment, or (D) resulting from any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the applicable Second Priority Secured Parties);

(ii)                                  amend or otherwise modify any “Default” or “Event of Default” (as each such term is defined in the Second Priority Documents) thereunder in a manner that makes such “Defaults” or “Events of Default” less favorable to the borrowers or other loan parties thereunder, when taken as a whole, than the corresponding defaults or events of default under the Senior Documents (other than to eliminate any such event of default or increase the grace period related thereto) unless a similar amendment or modification is concurrently made under the Senior Documents;

(iii)                               (i) accelerate the maturity date with respect to principal to a date that is prior to the originally scheduled maturity of the Second Lien Agreement, (ii) accelerate the date upon which any other scheduled payment of principal or interest is due, or (iii) otherwise result in the Weighted Average Life to Maturity being less than the Weighted Average Life to Maturity of the Second Priority Claims under such applicable Second Priority Document prior to giving effect thereto (excluding for the avoidance of doubt, (A) the acceleration of Second Priority Claims after the occurrence of event of default under the applicable Second Priority Documents and (B) any such amendment or other modification made in accordance with subclause (vi) of this clause (d));

(iv)                              modify the mandatory prepayment provisions of the Second Priority Documents to require any new prepayment or increase the amount due in connection with any mandatory prepayment event;

(v)                                 restrict the rights of any Grantor to make payments in respect of the Senior Claims; or

(vi)                              increase materially the obligations of the Grantors thereunder or confer any additional material rights of the Second Priority Secured Parties (or a representative on their behalf) which would be less favorable to any borrower or other loan parties thereunder, when taken as a whole, than the corresponding provisions of the Senior Documents (other than for periods following the latest maturity date under the First Lien Credit Agreement) unless a similar or conforming modification, preserving existing cushions with respect to financial covenants and various baskets, is concurrently made under the Senior Documents (it being understood that the Second Priority Documents shall not be required to include any requirements related to “first priority” status of Liens prior to the  Discharge of Senior Claims);

provided, however, that, (i) subject to the provisions of Section 5.3(d) above, notwithstanding the provisions of this Section 5.3 or any provisions in the Senior Documents, the Second Priority Documents may be amended, restated, Refinanced, waived, supplemented or otherwise modified in accordance with their terms in order to effect the making or provision of any “Additional Second Lien Debt” (as defined in the First Lien Credit Agreement as in effect as of the date hereof or as amended with the consent of the Senior Agents), in each case without notice to, or the consent of, any Senior Secured Party and (ii) notice of such amendment, waiver supplement, modification or consent shall be given to the Senior Agents no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(e)                                  Each Second Priority Agent, for itself and on behalf of each Second Priority Secured Party agrees that the Borrowers shall cause each Second Priority Collateral Document to include the following language (or language to similar effect approved by the Senior Agents):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [applicable Second Priority Agent] pursuant to this [agreement] are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Wells Fargo Bank, National Association (and its permitted successors and assigns) pursuant to or in connection with the Second Amended and Restated  Credit Agreement dated as of March 28, 2014, among the Borrowers, the Subsidiary Guarantors, the lenders party thereto from time to time and Wells Fargo Bank, National

Association, as agent, as amended, supplemented, restated, extended, refinanced, renewed, replaced, defeased, refunded or otherwise modified from time to time, and the other Senior Agents, if any, in each case in accordance with the terms of the Intercreditor Agreement and (ii) any exercise of any right or remedy by the [applicable Second Priority Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as First Lien Agent, Wilmington Trust, National Association as Second Lien Agent, the other agents, if any, party thereto, the Borrowers and each Subsidiary of a Borrower from time to time party thereto and affiliated entities party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this [agreement], the terms of the Intercreditor Agreement shall govern.”

(f)                                   In the event that any Senior Agent or any Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of  any Senior Agent, any Senior Secured Parties, any Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent, any Borrower or any other Grantor; provided, that such amendment, waiver or consent may not adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral unless the rights and interests of all other creditors of such Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document).  The applicable Senior Agent shall give written notice of such amendment, waiver or consent to the Second Priority Agents; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(f)

(g)                                  The parties hereto agree that, subject to Section 2.6, it is their intention that the Senior Collateral and the Second Priority Collateral be identical.  In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, that the documents and agreements creating or evidencing the Senior Collateral and the Second Priority Collateral and guarantees for the Senior Claims and the Second Priority Claims shall be in all material respects the same forms of documents other than with respect to the senior lien and the junior lien nature of the Obligations thereunder.

5.4.                            Rights As Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Borrowers or any Grantor in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not in contravention of the provisions of this Agreement. Except as specifically set forth in Sections 3.1, nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest, principal, the Applicable Prepayment Premium and other premiums, fees, expenses and other amounts due under the Second Priority Documents so long as such receipt is not the direct or indirect result of (a) any exercise by any Second Priority Agent or any Second Priority Secured Party of rights, powers or remedies as a secured creditor in respect of Common Collateral or (b) enforcement of any Lien in respect of Second Priority Claims held by any of them or any other action or failure to take any action in contravention of this Agreement.  In the event any Second

Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be deemed a Second Priority Lien hereunder and be subordinated to the Liens securing Senior Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Claims under this Agreement.  Except as specifically set forth in this Agreement, nothing in this Agreement impairs or otherwise adversely affects any rights, powers or remedies (x) any Senior Agent or the Senior Secured Parties may have with respect to the Senior Collateral or (y) any Second Priority Agent or the Second Priority Secured Parties may have with respect to the Second Priority Collateral.

5.5.                            Gratuitous Bailees for Perfection.

(a)                                 Each of the Senior Agents agrees to hold any Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code).  Prior to the Discharge of the Senior Claims, each Second Priority Agent shall turn over possession and/or control to the Senior Agents of any Common Collateral, to the extent that possession or control thereof (or of the account in which it is held) perfects a Lien thereon under the Uniform Commercial Code, in possession of such Second Priority Agent.

(b)                                 In the event that any Senior Agent (or its agent or bailee) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such Senior Agent agrees to hold such Liens as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such intellectual property collateral pursuant to the Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c)                                  Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Claims has occurred, the Senior Agents and the Senior Secured Parties shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Documents as if the Liens under the Second Priority Collateral Documents did not exist.  The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d)                                 The Senior Agents and the Senior Secured Parties shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5.  The duties or responsibilities of the Senior Agents under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

(e)                                  The Senior Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party and the Second Priority Agents, for itself and on behalf of the Second Priority Secured Parties hereby waive and release the Senior Agents from all claims and liabilities arising pursuant to each Senior Agent’s roles under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(f)                                   Upon the Discharge of Senior Claims, the Senior Agents shall, at the Grantors’ sole cost and expense, deliver to the Second Priority Agents, to the extent that they are legally permitted to do so, the remaining Pledged Collateral (if any) including all proceeds thereof, held or controlled by the Senior Agents or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged Collateral, together with any notices to depositary banks or securities intermediaries, if applicable, together with any necessary endorsements (which shall be without recourse and without any representation or warranty), or otherwise allow the Second Priority Agents to obtain control of such Pledged Collateral, or take such other action as a court of competent jurisdiction may otherwise direct.  The Grantors shall take such further action as is requested to effectuate the transfer contemplated hereby and shall indemnify the Senior Agents for loss or damage suffered by any Senior Agent as a result of such transfer except for loss or damage suffered by a Senior Agent as a result of its own willful misconduct, gross negligence or bad faith.  The Senior Agents have no obligation to follow instructions from any Second Priority Agent in contravention of this Agreement.

(g)                                  Neither the Senior Agents nor the Senior Secured Parties shall be required to marshal any present or future collateral security for any Borrower’s or any Subsidiary’s obligations to the Senior Agents or the Senior Secured Parties under the Senior Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6.                            Reinstatement.  If, at any time substantially concurrently with or after the Discharge of Senior Claims has occurred, any Borrower incurs and designates any Senior Claims (either through a Refinancing of any Senior Claims or otherwise), then such Discharge of Senior Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Senior Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of Senior Claims), and the applicable agreement governing such Senior Claims shall automatically be treated as a Senior Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the Senior Agents of amendments, waivers and consents hereunder and the agent, representative or trustee for such Senior Secured Parties shall be a Senior Agent for all purposes of this Agreement.  Upon receipt of notice of such incurrence (including the identity of the new Senior Agent(s)), each other Senior Agent and each Second Priority Agent shall promptly (i) enter into such documents and agreements (at the expense of the Borrowers), including amendments or supplements to this Agreement, as the Borrowers or such new Senior Agent(s) shall reasonably request in writing in order to provide the new Senior Agent(s) the rights of the Senior Agents contemplated hereby and (ii) to the extent then held by any Second Priority Agent or any of its agents or bailees, deliver to the Senior Agent(s) the Pledged Collateral that is Common Collateral, including the transfer of possession and control, as applicable thereof, together with any notices to depositary banks or securities intermediaries, if applicable, together with any necessary endorsements (or otherwise allow such Senior Agent(s) to obtain possession or control of such Pledged Collateral); provided that any costs or other expenses incurred in connection therewith shall be the exclusive responsibility of the Grantors.  This Section 5.6 shall survive termination of this Agreement.

5.7.                            Purchase Right.

(a)                                 Without prejudice to the enforcement of the Senior Secured Parties remedies, the Senior Secured Parties agree that following (i) the acceleration of the Senior Claims or any exercise of secured creditor remedies by any Senior Agent, (ii) a payment default under any Senior Document that has not been cured or waived by the applicable Senior Secured Parties within 30 calendar days of the occurrence thereof, (iii) a payment default under any Second Priority Document that has not been waived by the applicable Second Priority Secured Parties, (iv)  or (iii) the commencement of an Insolvency Proceeding (each, a “Purchase Event”), within 60 days of the Purchase Event, one or more of the Second Priority Secured Parties may request, and the Senior Secured Parties hereby offer the Second Priority Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of all outstanding Obligations constituting Senior Claims (including unfunded commitments under any Senior Documents) at the time of purchase at the Purchase Price. The “Purchase Price” will equal the sum of:  (1) in the case of all loans, advances or other similar extensions of credit that constitute Senior Claims (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit and excluding obligations under Senior Bank Product Obligations), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to (and excluding) any acceleration or other prepayment penalties or premiums other than customary breakage costs), (2) in the case of any Senior Bank Product Obligations (other than Senior Hedging Obligations), all amounts then due and owing thereunder and cash collateral in such amounts as the First Lien Collateral Agent reasonably determines is necessary to secure the Senior Secured Parties in connection with Senior Bank Product Obligations, (3) in the case of any Senior Hedging Obligations, the aggregate amount then owing to each counterparty thereunder pursuant to the terms of the respective hedging agreement, including all amounts owing to such counterparty as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a Senior Secured Party), (4) in the case of the undrawn amount of then outstanding letters of credit that constitute Senior Claims, cash collateral in an amount not to exceed 105% of the aggregate undrawn amount of such letters of credit and the aggregate facing and other similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), (5) all accrued and unpaid fees, expenses, and other amounts that have accrued through or that are due and payable as of the date of purchase that constitute Senior Claims, and (6) in the case of contingent or unliquidated Senior Claims for which a claim has been made against (or identified by) the Senior Secured Parties and indemnification or payment is required under the Senior Documents, cash collateral in such amounts as the Senior Secured Parties reasonably determine to be necessary to secure the Senior Secured Parties in connection with such contingent or unliquidated Senior Claims, in each case, without warranty or representation or recourse (except for representations and warranties set forth in clause (b) below). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request.  If one or more of the Second Priority Secured Parties exercise such purchase right, it shall be exercised pursuant to the applicable assignment documentation provided under the First Lien Credit Agreement or other Senior Document and any other documentation reasonably requested by the applicable Senior Agent that is mutually acceptable to each of the Senior Agents and the purchasing Second Priority Secured Parties.  If none of the Second Priority Secured Parties exercise such right within 60 days of such Purchase Event, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Documents and this Agreement. Each Senior Secured Party will retain all rights to indemnification provided in the relevant Senior Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Claims pursuant to this Section 5.7.

(b)                                 The purchase and sale of the Senior Claims under this Section 5.7 will be without recourse and without representation or warranty of any kind by the Senior Secured Parties, except that the Senior Secured Parties shall severally and not jointly represent and warrant to the Second Priority Secured Parties that on the date of such purchase, immediately before giving effect to the purchase, that (i) the principal of and accrued and unpaid interest on the Senior Claims, and the fees and expenses thereof owed to the respective Senior Secured Parties, are as stated in the applicable assignment documentation provided under the First Lien Credit Agreement or other Senior Document and prepared in connection with the purchase and sale of the Senior Claims; and (ii) each Senior Secured Party owns the Senior Claims purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the Senior Documents, in which case the purchase price will be appropriately adjusted so that the Second Priority Secured Parties do not pay amounts represented by participation interests to the extent that the Second Priority Secured Parties expressly assume the obligations under such participation interests).  Neither the Second Lien Notes Trustee nor the Second Priority Agent shall have any responsibilities with respect to the purchase option set forth in this Section 5.7.

Section 6.                                          Insolvency Proceedings.

6.1.                            Financing Issues.  If any Borrower or any other Grantor shall be subject to any Insolvency Proceeding and the Senior Agents or any Senior Secured Parties shall desire to consent (or not object) to, or move for, the approval of the use of cash or the sale or use of other Common Collateral or to consent (or not object) to  any Borrower or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law, including any such financing (subject to the Senior Cap Amount) by a Senior Secured Party (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest or oppose or support (or join with) any other Person in contesting or opposing: (a) such use of such cash or other Common Collateral, unless a Senior Agent shall oppose or object to such use of cash or other Common Collateral (in which case, no Second Priority Agent nor any other Second Priority Secured Party shall seek any relief in connection therewith that is in contravention of the relief being sought by the Senior Secured Parties); (b) such DIP Financing, unless a Senior Agent shall oppose or object to such DIP Financing and, except to the extent permitted by the proviso immediately following clause (ii) of Section 3.1(a) and Section 6.3, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Claims are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Common Collateral to (x) such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are subordinated to Liens securing Senior Claims under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) any “carve-out” for professional and United States Trustee fees agreed to by the Senior Agents, (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Claims made by any Senior Agent or any other Senior Secured Party, (d) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Claims at any sale in foreclosure of Senior Collateral, (e) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (f) any order relating to a sale or other disposition of Senior Collateral for which the Senior Agents have consented or not objected that provides, to the extent the sale or disposition is to be free and clear of Liens, that the Liens securing the Senior Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement; provided that (a) the aggregate principal amount of all Senior Obligations then outstanding plus the principal amount of such DIP Financing does not, in the aggregate, exceed the Senior Cap Amount, (b) any such use of cash collateral or DIP Financing does not compel any Borrower or Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation (it being agreed that the inclusion of termination events or milestone events with respect to the proposed cash collateral order or DIP Financing documentation regarding a plan of reorganization acceptable to the lenders under such DIP Financing shall not be deemed to constitute such a condition), (c) any cash collateral order or DIP Financing documentation does not expressly require the liquidation of the Common Collateral prior to a default under the cash collateral order or DIP financing documentation, and (d) subject to the terms of this Agreement, nothing herein shall prohibit any Second Priority Secured Party from proposing a financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law as long as any Liens securing such financing are junior to the Liens securing the Senior Claims to the same extent as the Liens securing the Second Priority Claims are junior to the Liens securing the Senior Claims pursuant to the terms hereof.

Without limiting the foregoing, each Second Priority Agent, for itself and on behalf of each Second Priority Secured Party, agrees that it may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets; provided, that, in connection with any sale or disposition of Common Collateral, (A) the Liens securing the Senior Claims and the Second Priority Claims will attach to the proceeds of such sale on the same basis of priority as the Liens securing the Senior Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement and (B) the application of any proceeds received on account of the Senior Claims shall be applied as a permanent repayment of the Senior Claims (together with the concurrent permanent reduction of the revolving loan commitment thereunder in an amount equal to the aggregate amount of such payment applied to repay the principal amount of revolving loans).  Each Second Priority Agent, for itself and on behalf of each Second Priority Secured Party, agrees that notice received (x) two Business Days in advance of a hearing seeking an interim order approving such usage of cash or other Common Collateral or approving any DIP Financing shall be adequate notice and (y) fifteen (15) days in advance of a hearing seeking a final order approving such usage of cash or other Common Collateral or approving any DIP Financing shall be adequate notice.

6.2.                            Relief from the Automatic Stay.  Until the Discharge of Senior Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of the Common Collateral, without the prior written consent of the Senior Agents.

6.3.                            Adequate Protection.

(a)                                 Each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees that none of them shall be entitled to (A) contest and none of them shall object or contest (or support any other Person objecting or contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i)                                     any request by any Senior Agents or the Senior Secured Parties for adequate protection in any form;

(ii)                                  any objection by any Senior Agent or Senior Secured Party to any motion, relief, action or proceeding based on the Senior Agent or the other Senior Secured Party claiming a lack of adequate protection; or

(iii)                               the payment of interest, fees, expenses or other amounts of any Senior Agent or any other Senior Secured Party as adequate protection or otherwise under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

(b)                                 Consistent with the foregoing provisions in this Section 6.3, and except as otherwise provided herein, in any Insolvency Proceeding, no Second Priority Agent or Second Priority Secured Party shall be entitled (and each Second Priority Agent and Second Priority Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Common Collateral or to seek or otherwise be granted any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of Senior Collateral; provided, that in any Insolvency Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Agent, for itself and on behalf of each Second Priority Secured Party, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens securing all Senior Claims and all adequate protection Liens granted to the Senior Secured Parties (including any Liens securing DIP Financing (and all obligations relating thereto)), on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Claims under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Second Priority Secured Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement; provided that each Second Priority Secured Party shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any Plan of Reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event any Second Priority Agents, for themselves and on behalf of Second Priority Secured Parties, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral, then such Second Priority Agents, for themselves and on behalf of each Second Priority Secured Party, agree that each Senior Agent shall also be granted a senior Lien on such additional or replacement collateral as adequate protection and security for the Senior Claims and that any Lien on such additional or replacement collateral securing and granted as adequate protection with respect to the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Claims and any other Liens granted to the Senior Secured Parties as adequate protection (including any Liens securing DIP Financing (and all obligations relating thereto)) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Claims under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to Second Priority Secured Parties shall be subject to Section 4.2), (iii) in the event any Second Priority Agents, for themselves and on behalf of Second Priority Secured Parties, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Agents, for themselves and on behalf of each Second Priority Secured Party, agree that each Senior Agent shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of Second Priority Secured Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Secured Party pursuant to or as a result of any such superpriority claim so granted to Second Priority Secured Parties shall be subject to Section 4.2) and/or (iv) in the event any Second Priority Agents, for themselves and on behalf of Second Priority Secured Parties, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a replacement Lien on any Common Collateral, then such Second Priority Agents, for themselves and on behalf of each Second Priority Secured Party, agree that each Senior Agent shall also be granted adequate protection in the form of a replacement Lien on such Common Collateral, which replacement Liens shall be senior to the corresponding replacement Liens of

Second Priority Secured Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Secured Party pursuant to or as a result of any such replacement Lien so granted to Second Priority Secured Parties shall be subject to Section 4.2).  Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then each Second Priority Agents, for themselves and on behalf of each Second Priority Secured Party, shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by Second Priority Secured Parties.

6.4.                            Avoidance Issues.  If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Borrower or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Claims shall be deemed to be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Claims with respect to all such recovered amounts and shall have all rights hereunder until such time.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  Each Second Priority Agent, for itself and on behalf of each Second Priority Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5.                            Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective and applicable prior to, during and after the commencement of any Insolvency Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing and commencement of any Insolvency Proceeding on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6.                            Waivers.  Until the Discharge of Senior Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) agrees that it will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Claims for costs or expenses of preserving or disposing of any Common Collateral, (b) agrees that it shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code and (c) waives any claim it may now or hereafter have arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7.                            Separate Grants of Liens.  Each Senior Secured Agent, on behalf of itself and each applicable Senior Secured Party, and each Second Priority Agent, on behalf of itself and each applicable

Second Priority Secured Party, acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Documents and the Second Priority Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Senior Claims are fundamentally different from the Second Priority Claims and must be separately classified in any Plan of Reorganization proposed, confirmed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim or a single class of claims (rather than separate classes of senior and junior secured claims), then the Senior Secured Party, on behalf of itself and each applicable Senior Secured Party, and each Second Priority Secured Party, on behalf of itself and each applicable Second Priority Secured Party, hereby acknowledge and agree that all distributions from the Common Collateral shall be made as if there were separate classes of Senior Claims and Second Priority Claims against the Grantors, with the effect being that, to the extent that the aggregate value of the Senior Collateral or Second Priority Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable in any such Insolvency Proceeding) that is available from the Common Collateral for each of the Senior Secured Parties before any distribution is made in respect of the claims held by the Second Priority Secured Parties from such Common Collateral, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claims or aggregate recoveries of the Second Priority Secured Parties.

6.8.                            No Waivers of Rights of Senior Secured Parties .  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Agent or any other Senior Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the assertion by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

6.9.                            Post-Petition Interest.

(a)                                 None of the Second Lien Agents or any other Second Lien Secured Party shall oppose or seek to challenge (or join with or support any other Person in challenging) any claim by any Senior Agent or any other Senior Secured Party for allowance in any Insolvency Proceeding of Senior Claims consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims held by the Second Priority Secured Parties).

(b)                                 None of the Senior Agents or any or other Senior Secured Party shall oppose or seek to challenge (or join with or support any other Person in challenging) any claim by any Second Priority Agent or any other Second Priority Secured Party for allowance in any Insolvency Proceeding of Second Priority Claims consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Second Priority Agents on behalf of the Second Priority Secured Parties on the Common Collateral (after taking into account the Senior Claims).

6.10.                     Plan of Reorganization; Reorganization Securities.

(a)           If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization, on account of both the Senior Claims and the Second Priority Claims, then, to the extent the debt obligations distributed on account of the Senior Claims and on account of the Second Priority Claims are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)           No Second Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is in contravention of the priorities or other provisions of this Agreement, other than (x) with the prior written consent of the Senior Agents, (y) to the extent any such plan pays off, in cash, in full, the Senior Claims (other than unasserted contingent indemnification obligations and expense reimbursement obligations) or (z) to the extent such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

Section 7.                                          Reliance; Waivers; etc.

7.1.         Reliance.  The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrowers or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.  Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties have, independently and without reliance on any Senior Agent or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Documents or this Agreement and are not entitled to rely on any credit decision or other decisions made by the Senior Agents or any Senior Secured Party in taking or not taking any action under the applicable Second Priority Document or this Agreement; provided that nothing in this Section 7.1 shall impose any duty on the Second Priority Agent or the Second Lien Notes Trustee to made any credit decisions on behalf of any other Second Priority Secured Party.

7.2.         No Warranties or Liability.  Except as set forth in Section 8.13, neither the Senior Agents nor any Senior Secured Party shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.  The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement.  Neither the Senior Agents nor any Senior Secured Party shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrowers or any Subsidiary thereof (including the Second Priority

Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Agreement, the Senior Agents, the Senior Secured Parties, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Second Priority Claims, the Senior Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Borrower’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3.         Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Agents and the Senior Secured Parties, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Documents or any Second Priority Documents;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Document or of the terms of the Second Lien Agreement or any other Second Priority Document;

(c)           any exchange of any security interest in any Common Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Second Priority Claims or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of any Borrower or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Borrower or any other Grantor in respect of the Senior Claims (other than the Discharge of Senior Claims, subject to Sections 5.6 and 6.4), or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

Section 8.              Miscellaneous.

8.1.         Conflicts.  Subject to Section 8.17, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Document or any Second Priority Document, the provisions of this Agreement shall govern.

8.2.         Continuing Nature of this Agreement; Severability.  Subject to Section 5.6 and Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full.  This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to any Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Borrower or any other Grantor constituting Senior Claims in reliance hereon.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.3.         Amendments; Waivers.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or any exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

(b)           No waiver of any of the provisions of this Agreement by any Second Priority Agent or any Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver shall be a waiver only with respect to the specific instance involved and purpose for which it was given and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  This Agreement may be amended, supplemented or modified through a writing signed by each Second Priority Agent and each Senior Agent (in each case, acting in accordance with the applicable Second Priority Documents or Senor Documents, respectively) or waived by the applicable party; provided that any such amendment, supplement or modification which increases the obligations or reduces the rights of, or otherwise adversely affects, any Borrower or any Grantor or any of their properties, in each case, shall require the written consent of such Borrower or such Grantor.  Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Borrowers, each other Grantor, the Senior Secured Parties and the Second Priority Secured Parties and their respective successors and assigns.

(c)           Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Parent, at the Borrowers’ expense, and without the consent of any Second Priority Agent or any Senior Agent to (i) add other parties holding Additional Second Lien Indebtedness or Additional Senior Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness (and the Liens thereon) are permitted by the terms of the First Lien Credit Agreement or the Second Lien Agreement, (ii) in the case of Additional Second Lien Indebtedness, (1) establish that the Lien on the Common Collateral securing such Additional Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (2) provide to the holders of such Additional Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Second Priority Claims under this Agreement and (iii) in the case of Additional Senior Indebtedness, (1) provide that the holders of such Additional Senior Indebtedness (or any agent or trustee thereof) shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Senior Claims and provide the comparable rights and benefits as are provided to the Senior Secured Parties under this Agreement and (2) establish that the Liens on the Common Collateral securing the Second Priority Claims shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any such Additional Senior Indebtedness to the same extent that the Second Priority Claims are junior and subordinate to the Senior Claims hereunder.  Any such additional party, each Senior Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Borrowers that such modifications do not violate the First Lien Credit Agreement or the Second Lien Agreement if such determination is set forth in an officers’ certificate delivered to such party, each Senior Agent and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Borrowers have complied with their undertakings in the First Lien Credit Agreement, the Senior Collateral Documents, the Second Lien Agreement, the Second Priority Collateral Documents or this Agreement.

(d)           The Borrowers agree that, if any Subsidiary shall become a Grantor after the date hereof pursuant to the requirements set forth in the First Lien Credit Agreement and/or the Second Lien Agreement or any similar provision in any other Senior Document or any other Second Priority Document, it will prior to or concurrently with its execution of such Senior Document or Second Priority Document, cause such Subsidiary to become party hereto by executing and delivering to the Senior Agents and the Second Lien Agents a supplement agreement in form and substance reasonably satisfactory to the  Senior Agents.  Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of such instrument shall not require the consent of any other party hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.4.         Information Concerning Financial Condition of the Borrowers and the Subsidiaries.  Neither the Senior Agents nor any Senior Secured Party shall have any obligation to the Second Priority Agents or any Second Priority Secured Party to keep the Second Priority Agents or any Second Priority Secured Party informed of, and the Second Priority Agents and the Second Priority Secured Parties shall not be entitled to rely on the Senior Agents or the Senior Secured Parties with respect to, and shall each be responsible for keeping themselves informed of, (a) the financial condition of the Borrowers and their Subsidiaries and all endorsers and/or guarantors of the Second Priority Claims or the Senior Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Claims. The Senior Agents and the Senior Secured Parties, on one hand, and the Second Priority Agents and the Second Priority Secured Parties, on the other hand, shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that any Senior Agent, any Senior Secured Party, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Senior Agents, the Senior Secured Parties, the Second Priority Agents and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.         Subrogation.  Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation or rights to enforce the same it may acquire as a result of any payment hereunder until the Discharge of Senior Claims has occurred.

8.6.         Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Claims as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Documents.  Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7.                            Consent to Jurisdiction; Waivers. Governing Law; Jurisdiction; Etc.

(a)           Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

(b)           Submission to Jurisdiction.  Each Borrower, each other Grantor, each Senior Agent (on behalf of itself and the Senior Secured Parties) and each Second Priority Agent (on behalf of itself and the Second Priority Secured Parties) each irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement to which each is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state courts or, to the fullest extent permitted by applicable Law, in such Federal courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement will affect any right that any Senior Agent or any Second Priority Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other agreement against any Borrower or any Grantor or any of its properties in the courts of any other jurisdiction.

(c)           Waiver of Venue.  Each Borrower, each other Grantor, each Senior Agent (on behalf of itself and the Senior Secured Parties) and each Second Priority Agent (on behalf of itself and the Second Priority Secured Parties) each irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section 8.7.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.8.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e)           WAIVER OF TRIAL BY JURY.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AND EACH OTHER LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SENIOR AGENT AND THE SECOND PRIORITY AGENT ENTERING INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8.         Notices.  All notices to the Second Priority Secured Parties and the Senior Secured Parties permitted or required under this Agreement may be sent to the applicable Second Priority Agent or the applicable Senior Agent as provided in the relevant Senior Documents or the relevant Second Priority Documents, as applicable.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (other than the Grantors) shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.  With respect to the Grantors, for purposes hereof, the addresses of the Grantors shall be as set forth in the First Lien Credit Agreement and Second Lien Agreement, as applicable.  Each Senior Agent hereby agrees to promptly notify each Second Priority Agent upon payment in full in cash of all Indebtedness under the applicable Senior Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9.         Further Assurances.  Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, and each Senior Agent, on behalf of itself and each applicable Senior Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the Senior Agents and the Senior Secured Parties such additional documents and instruments (in recordable form, if requested) as the Senior Agents or the Senior Secured Parties may reasonably request, at the expense of the Borrowers, to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10.       Specific Performance.  The Senior Agents may demand specific performance of this Agreement.  Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Agents.

8.11.       Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.12.       Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.  This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.

8.13.       Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  Each of the Senior Agents represents and warrants that this Agreement is binding upon the applicable Senior Secured Parties.  Each of the Second Lien Agents represents and warrants that this Agreement is binding upon the applicable Second Priority Secured Parties.

8.14.       No Third Party Beneficiaries; Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the Senior

Secured Parties, Second Priority Secured Parties, the Borrowers and the other Grantors. No other Person shall have or be entitled to assert rights or benefits hereunder.  Without limiting the generality of the foregoing, any person to whom a Senior Secured Party or Second Priority Secured Party assigns or otherwise transfers all or any portion of the Senior Claims or the Second Priority Claims, as applicable, shall become vested with all the rights and obligations in respect thereof granted to the Senior Secured Parties or Second Priority Secured Parties, respectively, without any further consent or action of the other Senior Secured Parties or Second Priority Secured Parties, respectively.

8.15.       Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding.  All references to any Borrower or any other Grantor shall include such Borrower or such other Grantor as debtor and debtor-in- possession and any receiver or trustee for any Borrower or any other Grantor (as the case may be) in any Insolvency Proceeding.

8.16.       First Lien Agent and Second Lien Agent. It is understood and agreed that (a) First Lien Agent is entering into this Agreement in its capacity as administrative agent under the First Lien Credit Agreement and the rights, privileges and immunities therein applicable to First Lien Agent as administrative agent thereunder shall also apply to it as a Senior Agent hereunder and (b) Wilmington Trust, National Association is entering into this Agreement in its capacity as “Secured Notes Collateral Agent” under the Second Lien Agreement and the rights, privileges and immunities therein applicable to “Secured Notes Collateral Agent” thereunder shall also apply to it as a Second Priority Agent hereunder.

8.17.       Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, the Second Lien Agreement or any other Senior Document or Second Priority Document or permit any Borrower or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Document or the Second Lien Agreement or any other Second Priority Document, (b) change the relative priorities of the Senior Claims or the Liens granted under the Senior Documents on the Common Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Common Collateral as among such Senior Secured Parties or (d) obligate any Borrower or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Document or the Second Lien Agreement or any other Second Priority Document.

8.18.       Dealings with Grantors. Upon any application or demand by any Borrower or any Grantor to any Senior Agent or any Second Priority Agent to take any action under any of the provisions of this Agreement or under any Senior Document or Second Priority Document (if such action is subject to the provisions hereof), at the reasonable written request of such Senior Agent or Second Priority Agent, such Borrower or such Grantor, as appropriate, shall furnish an officers’ certificate of an Responsible Officer stating that all conditions precedent, if any, expressly provided for in this Agreement or such Senior Document or Second Priority Document, as the case may be, relating to the proposed action have been complied with or waived.

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IN WITNESS WHEREOF the parties hereto have caused this Intercreditor Agreement to be duly executed on the date first above written.

FIRST LIEN AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark B. Felker
Name: Mark B. Felker
Title: Managing Director
Address for Notices:
1525 West W.T. Harris Blvd-1B1
Charlotte, NC 28262
Mail code: MAC D1109-019
Attention: Agency Services — Lisa White

SECOND LIEN AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECURED NOTES COLLATERAL AGENT

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President
Address for Notices:
Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: CH2M Hill Company Administrator

BORROWERS:

CH2M HILL COMPANIES, LTD.		CH2M HILL, INC.

By:	/s/ Steven Mathews	By:	/s/ Steven Mathews
Name:	Steven Mathews	Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

OPERATIONS MANAGEMENT INTERNATIONAL, INC.		CH2M HILL ENGINEERS, INC.

By:	/s/ Allan Chow	By:	/s/ Steven Mathews
Name:	Allan Chow	Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

CH2M HILL GLOBAL, INC.		CH2M HILL CONSTRUCTORS, INC.

By:	/s/ Steven Mathews	By:	/s/ Allan Chow
Name:	Steven Mathews	Name:	Allan Chow
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

CHVENG, LLC

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

2

SUBSIDIARY GUARANTORS:

CH2M HILL ALASKA, INC.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL PLATEAU REMEDIATION COMPANY

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

Schedule I-1